As filed with the Securities and Exchange Commission on March 15, 1996
                     Registration No. 333-1641

                   SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                         _______________________
                            AMENDMENT NO.1 TO
                        REGISTRATION STATEMENT ON
                                 FORM S-3
                                  under
                        THE SECURITIES ACT OF 1933
                        BIOCONTROL TECHNOLOGY, INC.
           (Exact name of registrant as specified in its charter)

     Pennsylvania                  3841                       25-1229323
     (State or other jurisdiction  (Primary Standard          (I.R.S. Employer
     of incorporation or           Industrial Calssification  Identification
     organization)                 Code Number)               Number)

                          300 Indian Springs Road
                Indiana, Pennsylvania  15701 (412) 349-1811
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices and principal place of business)
               ___________________________________________
                 Fred E. Cooper, Chief Executive Officer
                       Biocontrol Technology, Inc.
  2275 Swallow Hill Road, Building 2500, Pittsburgh, Pennsylvania 15220
                              (412)429-0673
(Name, address, including zip code, and telephone number, including area code, of agent for service)
               ___________________________________________
                                 Copy to:
                         M. Kathryn Sweeney, Esq.
                        Sweeney & Associates P.C.
            7300 Penn Avenue, Pittsburgh, Pennsylvania  15208
          _____________________________________________________
       Approximate date of commencement of proposed sale to the public:
   As soon as possible after this registration statement becomes effective.

 If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus which constitutes part of this Registration Statement also relates to an aggregate of 398,519 of the Registrant's common stock registered on Form S-1, Registration No. 33-91086, and an aggregate of 2,060,982 of the Registrant's common stock registered on Post-Effective Amendment No. 3 to Form S-3, Registration No. 33-55200.

                       CALCULATION OF REGISTRATION FEE


Title of Each Class of        Amount to be Registered   Proposed Maximum           Proposed Maximum     Amount of
Securities to be Registered                             Offering Price Per Share   Aggregate Offering   Registration Fee
                                                                                   Price
Common Stock                      5,000,000(1)            $2.1875(2)                $10,937,500            $3,771.54
Common Stock                        128,480(3)            $2.1875(2)                $   281,050            $   96.91
                                  ___________                                       ___________            _________
Total                             5,128,480                                         $11,218,550
Total Registration Fee                                                                                     $3,868.46

                    TOTAL OF SEPARATELY NUMBERED PAGES 37
               EXHIBIT INDEX ON SEQUENTIALLY NUMBERED PAGE 30

(1)  Primary shares to be offered by the Registrant.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended, and based on the average of the high and low sales prices of the common stock of Registrant on the NASDAQ Small-Cap Market reported on March 6, 1996.
(3) Secondary Shares to be offered by Selling Shareholders and consisting of 74,480 Warrant Shares and 54,000 Resale Shares.

                             --------------------
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission acting pursuant to Section 8(a) may deterime.
                             _____________________

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned on March 14, 1996.

                              BIOCONTROL TECHNOLOGY, INC.

                              By:  /s/ Fred E. Cooper
                                   Fred. E. Cooper, Director, CEO,
                                   (principal executive officer,
                                   principal financial officer,
                                   and principal accounting officer)

                             POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Fred E. Cooper his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

     Signature                Title                      Date


/s/ David L. Purdy            President,                 March 14, 1996
David L. Purdy                Treasurer, Director



/s/ Anthony J. Feola          Senior Vice President,     March 14, 1996
Anthony J. Feola              Director



/s/ Glenn Keeling             Director                   March 14, 1996
Glenn Keeling



/s/ Raymond F. Carr           Director                   March 14, 1996
Raymond F. Carr